Exhibit 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”) and Kent P. Ainsworth, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended October 31, 2004, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 13, 2005	/s/ Martin M. Koffel

Martin M. Koffel
Chief Executive Officer

Date: January 13, 2005	/s/ Kent P. Ainsworth

Kent P. Ainsworth
Chief Financial Officer